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Exhibit (n)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Accountants" and "Financial Statements" and to the use of our report dated January 19, 1999 in the Registration Statement (Form N-2) of Kemper High Income Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-72341) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5482).

                                                               ERNST & YOUNG LLP

Chicago, Illinois
March 15, 1999